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                                                                    EXHIBIT 8.01


                      [Letterhead of Gardner, Carton & Douglas]



                                 January 31, 1997



Oklahoma Gas and Electric Company
OG&E Financing I
c/o Oklahoma Gas and Electric Company
101 N. Robinson
Oklahoma City, Oklahoma  73101-0321

         Re:  Oklahoma Gas and Electric Company;
              OG&E Financing I;
              Registration Statement on Form S-3

Dear Sir or Madam:

    We have acted as special United States tax counsel to (1) Oklahoma Gas and Electric Company (the "Company"), a corporation organized under the laws of the State of Oklahoma, and (2) OG&E Financing I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3, which was filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the preferred securities (the "Preferred Securities") of the Trust, and certain other securities.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

    Based upon the foregoing, we are of the opinion that the descriptions set forth under the captions "Certain Federal Income Tax Consequences" and "United States Federal Income Taxation" in the Prospectus Supplement for the offering of the Preferred Securities included as part of the Registration Statement, insofar as they relate to matters of law or legal conclusions with respect to the federal law of the United States, are correct in all material respects and are a fair and accurate summary of the material United States federal income tax considerations concerning an investment by a U.S. Holder (as defined in the Prospectus Supplement) in the Preferred Securities as of the date hereof.


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Oklahoma Gas and Electric Company
January 31, 1997
Page 2


    We hereby consent to the filing of this opinion with the Commission as part of Exhibit 8.01 to the Registration Statement. We also consent to the use of our name under the headings "Validity of Securities" in the base prospectus and "Legal Matters" in the Prospectus Supplement for the Preferred Securities included within the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                  Very truly yours,



                                  GARDNER, CARTON & DOUGLAS